UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2008
Home Solutions of America, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31711	99-0273889

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Poydras Street, Suite 1800, New Orleans, Louisiana	70112

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (504) 562-5700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreements
Consistent with the Company’s previously announced plan to divest itself of all non-core assets, on September 1, 2008, the Company entered into the Partnership Interest Purchase Agreement (the “Partnership Purchase Agreement”) whereby it sold its wholly owned subsidiary, Fiber Seal Systems LLP (Fiber Seal), to NBM Enterprises L.L.C, an entity owned by Jeffrey M. Mattich (“Mattich”), the Company’s former Chief Financial Officer and Mattich, collectively the Purchasers. Non-cash consideration of $100,000 was tendered by the Purchasers. The consideration included approximately $65,000 in unpaid bonuses, vacation and consulting fees due to Mattich, as well as a $35,000 loan Mattich had made to Fiber Seal for working capital purposes. The Company had previously impaired 100% of the goodwill associated with Fiber Seal taking an approximate $1.5 million charge to earnings on September 30, 2007. Fiber Seal was originally purchased by the Company on July 31, 2003 for approximately $1.6 million in cash, stock and other consideration. The Partnership Purchase Agreement is included as Exhibit 4.4 to this filing.
On February 20, 2009, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) whereby it sold its 50% interest in SouthernStone Cabinets, Inc (SSC) to David M. Baccari (Baccari), the owner of the remaining 50% interest of SSC, for $100,000 in cash; the transaction was made effective as of September 30, 2008. The Company originally acquired its 50% interest in SSC on December 31, 2003 as part of its approximately $12.2 million acquisition of 100% of Southern Exposure Unlimited of Florida, Inc., 100% of (“SE”), SE Tops of Florida, Inc. (“SE Tops”) and 50% of SSC. The Company closed its SE and SE Tops during 2009 as a result of the deterioration of the Florida housing market which was the primary source of business for SE, SE Tops and SSC. The Company had previously impaired all goodwill associated with SE, SE Tops and SSC by taking an approximate $10.8 million charge to earnings on September 30, 2007. The Stock Purchase Agreement is included as Exhibit 4.5 to this filing.
The Company has moved to sell or close all divisions that do not directly service the New Orleans market.  In addition to the divestitures of Fiber Seal and SSC, the Company has also ceased ongoing operations at its Cornerstone Building and Remodeling, Inc. (“Cornerstone”) and Southern Exposure Unlimited of Florida, Inc. and related companies (“Southern Exposure”).  There were no cash proceeds from the closures of Cornerstone or Southern Exposure and the Company remains in the process of winding down their respective affairs.  The Company’s lone remaining operating division is its Home Solutions Restoration of Louisiana, Inc. (HSRLA).  HSRLA was renamed PICKE Construction Corporation on January 1, 2009.
As recently reported, Home Solutions of America, Inc. (“HSOA” or the “Company”) had previously reached an agreement to settle the consolidated shareholder class action captioned Home Solutions of America Investor Group v. Fradella, Civil Action No. 3:06-cv-1096,filed on June 20, 2006 (the “2006 Class Action”) and the shareholder derivative action captioned Sved v. Chadwick, Civil Action No. 3:06-cv-01135, filed on June 27, 2006 (the “Derivative Action”) (the proposed settlements are hereinafter referred to as the “2006 Class Action Settlement” and the “Derivative Action Settlement”). The 2006 Class Action Settlement and the Derivative Action Settlement were subject to approval by the United States District Court for the Northern District of Texas, which set a hearing for March 23, 2009 to determine whether the 2006 Class Action Settlement and the Derivative Action Settlement should be approved.
Under the Class Action Settlement, the Company was to pay $3.5 million into an escrow fund set up by counsel for Plaintiffs, with part of the payment due within 45 days after execution of the Stipulation of Settlement (the “Stipulation”) and the remainder due six months later. The Company caused the payment of $2.55 million of this amount into escrow pursuant to the Stipulation. Of the remainder of the payment, the Company paid $55,000 and approximately $900,000 is due. The Company has advised the parties that it will likely be unable to fund the remainder of the settlement payment in the immediate future. It is not currently known whether or when the Company will be able to fund the remainder of the consideration.
On March 23, 2009, the court held a Fairness Hearing on whether the settlement of the 2006 Class Action (the Class Action Settlement”) should receive final approval and on March 25, 2009, the Court issued its final order and judgment dismissing all causes of action with prejudice against the Company and the individual defendants, also awarding attorneys fees from the settlement proceeds to the plaintiffs’ class counsel.
In addition, Fulbright & Jaworski L.L.P. (“Fulbright”) has advised the Company, as well as all of the individual defendants it represents in this litigation, that it will file a motion to withdraw from representing the Company in this litigation due to nonpayment of invoices by the Company.

Also on March 23, 2009, the Fairness Hearing on whether the proposed settlement of the Derivative Action (the “Proposed Derivative Settlement”) was held; the court adjourned a ruling for 90 days. Under the Proposed Derivative Settlement, the Company agreed to undertake certain corporate governance reforms (the “Governance Reforms”), including:
a)
The agreement by the Company to separate the positions of Chairman of the Board and Chief Executive Officer, which shall remain separated for a period of at least four years following the date of the Stipulation.

b)	The appointment by the Company of a new independent and disinterested Chairman of the Board.

c)	The appointment by Home Solutions of a new interim Chief Financial Officer.
d)	The resignation of Defendant Brian Marshall as an officer and director of Home Solutions.
e)	The retention of an outside law firm to conduct an investigation and report their findings to the Company’s Board of Directors.
f)	The adoption by the Company of enhanced procedures to ensure the accuracy of its press releases and public announcements.
g)
The agreement by Home Solutions to not make strategic equity investments in any company in which a Director or Executive Director has a direct ownership of more than 5%, subject to the Company’s ability, through reasonable efforts, to determine ownership interests in any such company.

In connection with the Proposed Derivative Settlement, the Company also agreed not to oppose Plaintiff’s request for attorneys’ fees up to $250,000, including $200,000 cash and $50,000 in the Company’s securities (the “Requested Attorneys’ Fee Award”) in the event the Court approves the Proposed Derivative Settlement. The Company has advised the parties that it will likely be unable to make timely payment of Plaintiffs’ Requested Attorneys’ Fee Award, should such fees be awarded.
In addition, the Company has advised the parties that it intends to honor the Governance Reforms portion of the Proposed Derivative Settlement to the extent the Company continues as a going concern. As of this filing, the Company remains in business and currently intends to continue its operations, although it cannot guarantee that it will be successful in preserving its status as a going concern.
Fulbright and Hallett & Perrin (“Hallett”) have advised the Company, as well as the other defendants they represent in this litigation, that they will file a motion to withdraw from representing them in this litigation due to nonpayment of invoices by the Company.
As reported on February 2, 2009, the Company had reached a preliminary agreement to settle a purported class action captioned Melms v. Home Solutions of America et al., (the “Melms Settlement”). On April 10, 2009, the Melms Settlement was approved by the United States District Court for the Northern District of Texas which mandated a final Settlement Hearing for June 15, 2009 to approve the settlement and plaintiff’s fees, among other things. Under the terms of the Melms Settlement, the Company agreed to pay $5.1 million to settle all claims brought by a class of all persons who purchased common stock of Home Solutions from May 10, 2007 through February 15, 2008.
As previously disclosed in the Company’s Form 8-K filed January 14, 2008, the Company entered into arbitration proceedings with Stephen Scott Sewell (Sewell). Sewell, a former Vice President of the Company, a former member of the Company’s Board of Directors and a selling partner of Associated Contractors LLC (“Associated) which was purchased by the Company on October 26, 2006, had previously been terminated by the Company, reportedly, for cause. The Agreement and Plan of Merger (the “Merger Agreement”) between the selling partners of Associated and the Company provided that Sewell and his partners were entitled to payments based on the collection of certain of Associated’s accounts receivable at the date of acquisition and Associated achieving certain earnings thresholds subsequent to the acquisition, among other things. The Merger Agreement also provided that any disputes surrounding these payments to be settled via binding arbitration.
The Company had been engaged in the aforementioned arbitration proceedings with Sewell and one of Associated’s other selling partners, Mr. William Edwards (“Edwards”). The arbitration proceedings concluded in January 2009. Subsequent to the conclusion of the arbitration proceedings, the Company also entered into mediation proceedings with Sewell and Edwards and, prior to the arbitration panel’s ruling, the Company reached mediated settlements with both Sewell and Edwards.
The mediation settlement with Edwards provided for a cash payment of $1.25 million as well as the issuance of warrants to purchase 1.5 million shares of the Company’s common stock at an exercise prices of $0.01/share. The warrants were issued on January 26, 2009 and expire 60 months from the date of their issuance; the form of the warrant is attached as Exhibit 4.6 to this agreement. The Company immediately caused the settlement payment to be made and issued the warrants.

The Company also reached a settlement with respect to the mediation with Sewell. The mediation settlement provides Sewell with a cash payment of $1.35 million, issuance of warrants to purchase 500,000 shares of the Company’s common stock at $0.01/share, return of certain of Sewell’s office furniture and a letter indicating that Sewell’s December 2007 termination was inappropriate. Prior to executing the settlement papers, the arbitration panel issued their award.
With respect to Edwards, the arbitration panel ruled that his termination for cause was unfounded and that the Company breached the Merger Agreement by not paying him and his partners for collecting certain accounts receivable and for achieving earnings thresholds as mandated by the Merger Agreement, among other things; Edward’s allegations of fraud were not upheld by the arbitration panel. The arbitration panel awarded Edwards damages totaling approximately $5.8 million. However, because the Company had previously settled all disputes with Edward via the mediation and resulting issuance of cash and warrants, the Company was not compelled to pay the damages awarded by the arbitrator.
With respect to Sewell, the arbitration panel ruled that his termination for cause was unfounded and that the Company breached the Merger Agreement by not paying him and his partners for collecting certain accounts receivable and for achieving the earnings thresholds as mandated by the Merger Agreement, among other things; Sewell’s allegations of fraud were not upheld by the arbitration panel. The arbitration panel awarded Sewell contractual damages totaling approximately $8.5 million. The Company believed that it had successfully settled with Sewell during the mediation. On March 13, 2009, Sewell filed a motion seeking to confirm the arbitration award. The Company opposed Mr. Sewell’s motion and, on March 25, 2009, the Company was notified that the court confirmed the award by the arbitration panel. The Company has filed a second motion to appeal the award by the arbitration panel and remains actively involved in negotiations with Sewell. Should the court again rule in Sewell’s favor and the Company would be unsuccessful in its negotiations with Sewell, it would adversely impact the Company’s ability to continue as a going concern.
On March 31, 2009, the Company entered into the Deed of Trust and Security Agreement (the “Security Agreement”) with PW Stephens Environmental, Inc. (“PWS”). PWS was previously a wholly owned subsidiary of the Company that was sold on July 3, 2008. As part of the terms of sale, the Company borrowed $500,000 from PWS and issued a Promissory Note (the “Note”) which was guaranteed by the Chairman of the Board of Directors at the time, Michael J. McGrath (“McGrath”); as reported, McGrath resigned from the Board of Directors effective February 2, 2009. The Note bore interest at 13% per annum and required repayment by November 30, 2008. The Company had previously been unable to make any interest payments on the Note.
As a result of the Security Agreement, the Company assigned, as collateral, land and a building located in Houston, Texas (the “Houston Real Estate”) to PWS as security for the loan previously guaranteed by McGrath; the existence of the Security Agreement did not remove McGrath as a guarantor on the Note, but, rather, provided additional security for the Note. Should the Company default on the Note, PWS may exercise its remedies under the Security Agreement, which includes foreclosure on the Houston Real Estate. The Company is currently in default of the Note but, at the time of this filing, the PWS has not exercised its remedy to foreclose on the Houston Real Estate. The Security Agreement is included as Exhibit 4.7 to this filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 31, 2009, the members of the Independent Board of Directors received and accepted the formal resignation of Frank J. Fradella as the Company’s Chief Executive Officer. The Company is currently in the process of negotiating the terms of Mr. Fradella’s separation. Mr. Fradella continues to serve on the Board of Directors.

The Company named Patrick McGeeney Acting Chairman of the Board of Directors. Mr. McGeeney has been a member of the Board of Directors since November 2005 and also serves as Chairman of the Company’s Audit Committee. From May 2005 to present, he has served as the CEO of MBI Financial, Inc. From 2001 to 2005, Mr. McGeeney served as CEO of Availent Financial, the parent owner of Availent Mortgage (AM), which was a ten state mortgage operation that specialized in mortgage joint venture for real estate agencies and homebuilders. Prior to Availent, Mr. McGeeney was with REALTEC Real Estate Corporation where he served as COO. REALTEC was a pioneer real estate franchise that developed the concept of providing real estate agencies the opportunity to participate in the joint venture mortgage operations requirements for this endeavor. Mr. McGeeney started this operation and developed its national program into 12 states with regional sales operations. Mr. McGeeney graduated from Southern Methodist University and did graduate work at Our Lady of the Lake University in San Antonio, Texas. He currently serves on the Associate Board of the SMU Cox School of Business in Dallas, Texas.
Item 8.01 Other Events
On February 23, 2009, the Company was served a lawsuit by its former restructuring firm, Alvarez & Marsal Public Sector Services, LLC (A&M) alleging the Company’s refusal of payment of agreed-upon legal fees. The suit alleges A&M is owed approximately $605,000 in unpaid fees. The Company has not yet answered the lawsuit but intends to vigorously defend itself with respect to this matter.
FORWARD LOOKING STATEMENTS
This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “can” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential,” and other similar words and expressions of the future. Forward-looking statements may not be realized due to a variety of factors, including, without limitation, future economic, competitive and market conditions, regulatory framework, and future business decisions, and the other factors referenced in our Annual Report on Form 10-K for the year ended December 31, 2006, which contains a list of specific risk factors that could cause actual results to differ materially from those indicated by our forward-looking statements made in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

4.4	Partnership Interest Purchase Agreement between NBM Enterprises L.L.C., Jeffrey M. Mattich and Home Solutions of America, Inc. dated September 1, 2008 which is filed pursuant to Item 1.01
4.5	Stock Purchase Agreement between David M. Baccari and Home Solutions of America, Inc. dated September 30, 2008 which is filed pursuant to Item 1.01
4.6	Form of Warrant between William Edwards and Home Solutions of America, Inc. dated January 26, 2009 which is filed pursuant to Item 1.01
4.7	Deed of Trust and Security Agreement between PW Stephens Environmental, Inc. and Home Solutions of America, Inc. dated March 31, 2009 which is filed pursuant to Item 1.01

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Home Solutions of America, Inc.
By:	/s/ V. Chase McCrea III
V. Chase McCrea III
Interim — Chief Financial Officer
Dated: April 13, 2009

Exhibit Index

4.4	Partnership Interest Purchase Agreement between NBM Enterprises L.L.C., Jeffrey M. Mattich and Home Solutions of America, Inc. dated September 1, 2008 which is filed pursuant to Item 1.01
4.5	Stock Purchase Agreement between David M. Baccari and Home Solutions of America, Inc. dated September 30, 2008 which is filed pursuant to Item 1.01
4.6	Form of Warrant between William Edwards and Home Solutions of America, Inc. dated January 26, 2009 which is filed pursuant to Item 1.01
4.7	Deed of Trust and Security Agreement between PW Stephens Environmental, Inc. and Home Solutions of America, Inc. dated March 31, 2009 which is filed pursuant to Item 1.01